SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
 1934

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:

 [ ]  Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

 [X]  Definitive Proxy Statement

 [ ]  Definitive Additional Materials

 [ ]  Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                       UNIVIEW TECHNOLOGIES CORPORATION
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                     None
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

 [X]  No fee required.

 [ ]  Fee computed on table below per  Exchange Act Rules l4a-6(i)(4) and  0-

      11.

      1)   Title of each class of securities to which transaction applies:
      2)   Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)   Proposed maximum aggregate value of transaction:
      5)   Total fee paid:

 [ ]   Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      2)  Form, Schedule or Registration Statement No.:
      3)  Filing Party:
      4)  Date Filed:

                       UNIVIEW TECHNOLOGIES CORPORATION

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held September 6, 2001

 To the Shareholders of UNIVIEW TECHNOLOGIES CORPORATION:

      NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of uniView Technologies Corporation, a Texas corporation, (the "Company"), will be held at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248, on September 6, 2001, at 4:30 P.M., Central Standard Time, for the following purposes:

      1. Adoption of directors' proposal to amend the Articles of Incorporation of the Company to set its Common Stock to a par value not in excess of $.80, and to implement a reverse stock split not in excess of one (1) for eight (8).

      Only those Shareholders of record at the close of business on August 10, 2001 will be entitled to receive notice of, and vote at the meeting.

      Your attention is called to the enclosed Proxy Statement.

                               By Order of the Board of Directors,

                               /s/ Billy J. Robinson

                               Billy J. Robinson
                               Secretary

 Dallas, Texas
 August 13, 2001

                       UNIVIEW TECHNOLOGIES CORPORATION
                    17300 North Dallas Parkway, Suite 2050
                             Dallas, Texas 75248
                                (972) 233-0900
                          _________________________

                               PROXY STATEMENT
                          _________________________

                       Special Meeting of Shareholders
                              September 6, 2001

                                 INTRODUCTION

      This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of uniView Technologies Corporation (the "Company") on or about August 13, 2001 in connection with the solicitation of proxies on behalf of the Board of Directors for use at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248, on September 6, 2001, at 4:30 P.M., Central Standard Time, and any postponement or adjournment thereof.

                              PROXY SOLICITATION

      When proxies in the accompanying form are properly executed and returned, the shares that they represent will be voted at the Special Meeting in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the proposal. The persons named as proxies in the accompanying form of proxy were selected by the Board of Directors.

      Any shareholder giving a proxy has the power to revoke it at any time by written notice given to and received by the Secretary of the Company prior to the Special Meeting, or any postponement or adjournment thereof, or upon request if the shareholder is present at the Special Meeting and chooses to vote in person. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order to be sure that your shares will be voted at the Special Meeting.

      The Company is making the solicitation of proxies and will bear the expense. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by telephone, telecopy, telegraph or in person. No additional compensation will be paid to such persons for the solicitation of proxies. To solicit proxies, we also will request the assistance of banks, brokerage houses and other custodians, nominees and fiduciaries and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies.

                      VOTING SECURITIES AND RECORD DATE

      Only holders of record of shares of our common stock, $0.10 par value, (the "Common Stock") as of the close of business on August 10, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 27,191,816 shares of Common Stock issued and outstanding. The Common Stock is the only class of our voting securities issued and outstanding. Each shareholder of record in this class at the close of business on the Record Date is entitled at the Special Meeting to one vote for each share of Common Stock held. As provided in our Articles of Incorporation, there is no cumulative voting. Holders of the Common Stock have no preemptive or other subscription rights.


                       SECURITY OWNERSHIP OF MANAGEMENT
                        AND CERTAIN BENEFICIAL OWNERS

      The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of the Record Date, by our directors, by our executive officers, by a shareholder known to us to own beneficially more than 5% of the outstanding shares of the Common Stock , and by all of our directors and executive officers as a group.

      The number of shares of Common Stock beneficially owned by each individual set forth below is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares which an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. Each of the persons listed in the following table has sole voting and investment power as to all shares indicated except as set forth in the notes to the table. The information is based upon corporate records, information furnished by each shareholder, or information contained in filings made with the Securities and Exchange Commission.

                                    Number of Shares
      Name and Address              Amount and Nature             Percent
      of Beneficial Owner           of Beneficial Ownership       of Class
      -------------------           -----------------------       --------
 5% Beneficial Owners

      Patrick A. Custer
      17300 N. Dallas Pkwy.,            2,354,040 (1)               8.05%
      Suite 2050
      Dallas, Texas 75248

 Directors

      Patrick A. Custer                 2,354,040 (1)               8.05%
      Billy J. Robinson                   747,889 (2)               2.68%
      Edward M. Warren                    185,250 (3)               0.68%
      Bernard S. Appel                    170,000 (4)               0.62%
      George C. Platt                      54,000 (5)               0.20%

 Executive Officers

      Patrick A. Custer                 2,354,040 (1)               8.05%
      Billy J. Robinson                   747,889 (2)               2.68%

 All Directors and Executive
      Officers as a Group               4,228,547 (6)              13.72%

 (1) Includes 17,500 shares owned outright by Mr. Custer; 2,030,000 shares issuable to Mr. Custer upon exercise of vested nonstatutory Employee Stock Options; 261,830 shares held of record by Custer Company, Inc., a family trust, over which Mr. Custer exercises voting control; 20,000 shares issuable to Custer Company, Inc. upon exercise of warrants; 23,750 shares owned by his wife; 940 shares held by his wife for the benefit of his minor daughter; and 10 shares each held by Mr. Custer for the benefit of his two sons.

 (2) Includes 17,889 shares owned outright, and 730,000 shares issuable to Mr. Robinson upon exercise of vested nonstatutory Employee Stock Options.

 (3) Includes 20,250 shares owned outright, and 165,000 shares issuable to Mr. Warren upon exercise of vested nonstatutory stock options.

 (4) Includes 5,000 shares owned outright, and 165,000 shares issuable to Mr. Appel upon exercise of vested nonstatutory stock options.

 (5) Includes 4,000 shares owned outright, and 50,000 shares issuable to Mr. Platt upon exercise of vested nonstatutory stock options.

 (6) Includes 3,511,179 shares beneficially owned by all directors and Executive Officers shown above. Also includes 123,684 shares owned outright, and 235,000 shares issuable to Ms. Leland upon exercise of warrants. Also includes 123,684 shares owned outright, and 235,000 shares issuable to Mr. Hurst upon exercise of warrants.

                             REVERSE STOCK SPLIT

      The directors propose to amend the Company's Articles of Incorporation to set the Common Stock of the Company to a par value not in excess of $.80, and to implement a reverse stock split not in excess of one (1) for eight
 (8), such that, for example, for every eight (8) pre-amendment common shares held by a shareholder, such holder would be entitled to one (1) post-amendment common share, fractional shares being rounded up to the nearest full post-amendment share.

      Adjustments to the corporate financial statements to reflect the reverse split are expected to be minimal. The immediate effect in the market of this amendment to the Company's charter is expected to be an increase in the trading price per share and a decrease in the total number of post-amendment shares outstanding in the same proportion as the multiplier chosen by the Board for the reverse split, not in excess of eight
 (8). If the Board chooses a multiplier of five (5), for example, a shareholder owning 1,000 pre-amendment shares at a stock price of $.50 per share would own 200 post-amendment shares at a stock price of $2.50 per share and outstanding pre-amendment shares totaling 27,191,816 would be reduced to approximately 5,438,364 outstanding post-amendment shares. The exercise price of outstanding warrants and options to purchase Common Stock would be automatically adjusted accordingly, as well as the conversion price for outstanding preferred stock and debentures convertible into Common Stock, if any.

      Our Common Stock is currently listed on the Nasdaq SmallCap Market ("Nasdaq SmallCap"). In order to continue to be listed on the Nasdaq SmallCap we must maintain, among other things, a minimum bid price of $1.00 per share. We received a Nasdaq Staff Determination on April 17, 2001 indicating that we fail to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule(s) 4310(c)(4) and 4310(c)(8)(B), and that our securities are, therefore, subject to delisting from the Nasdaq SmallCap. On April 19, 2001 we requested an oral hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. On June 7, 2001 we presented evidence at the hearing seeking a temporary waiver of the bid price requirement. We further presented a plan for regaining compliance with the continued listing requirements. We have now received a determination from the Nasdaq Listing Qualifications Panel that our common stock will continue to be listed on the Nasdaq SmallCap via an exception from the minimum bid price requirement.

      One of the conditions of the exception is that we must attain a closing bid price of at least $1 per share on or before September 10, 2001 and maintain a closing bid price of at least $1 for a minimum of 10 consecutive trading days immediately thereafter. In addition, on or before August 3, 2001, we must file a proxy statement with the Securities and Exchange Commission and Nasdaq evidencing our intent to seek shareholder approval for a reverse stock split sufficient to achieve a $1 bid price by September 10.

      In its written notice of the Panel's decision, Nasdaq said "the Panel was of the opinion that the Company presented a definitive plan to evidence compliance with all requirements for continued listing on the Nasdaq SmallCap Market." Nasdaq further said that "while the Panel acknowledged the issues underlying the going concern opinion, it was of the opinion that successful completion of the Company's proposed operating plan would be sufficient to allay those concerns and allow the Company to sustain long term compliance with the net tangible assets / shareholders' equity requirement."

      Based upon current market conditions and in light of the Nasdaq maintenance requirements, management has determined that a reverse split is in the best interest of the Company's shareholders. The reverse split would be implemented by filing Articles of Amendment to the Articles of Incorporation of the Company with the Texas Secretary of State as soon as practicable after approval by the shareholders.

      Should the Company's stock price respond favorably in the near term to corporate developments so that compliance is achieved by the Company without a reverse stock split, the Board could elect not to implement the reverse split at all, or could elect to implement a reverse split with a lower ratio, as deemed necessary to ensure sustained compliance with the minimum bid price requirement.

      In the event that we do not meet the conditions of the exception and the Panel determines to delist our Common Stock from the Nasdaq SmallCap, we will not be notified until the delisting has become effective. If our stock is delisted from the Nasdaq SmallCap any trading of our securities after that would have to be conducted in the Nasdaq OTC Bulletin Board market. If that happens, an investor could find it more difficult to sell our securities. Also, if the securities are delisted and the trading price remains below $5.00 per share, trading could potentially be subject to certain other rules of the Exchange Act. Such rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." "Penny stock" is defined as any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery of a disclosure  schedule  explaining  the  penny  stock  market  and  the  risks associated with that market before entering into any penny stock transaction. The rules also impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the securities. This could severely limit the market liquidity of the securities and the ability to sell the securities in the secondary market.

      The language of the resolutions passed by the Board of Directors to be approved by the shareholders in connection with the reclassification and reverse split read as follows:

 "RESOLVED, that the common stock of the Corporation be, and hereby is, set to a par value not in excess of $.80 per share by the following amendment to the Articles of Incorporation of the Corporation (Articles of Incorporation amended to read): ARTICLE IV (The first paragraph): The total number of shares of all classes of stock which the corporation shall be authorized to issue is 81,000,000 shares, divided into the following: (i) 1,000,000 shares of preferred stock, of the par value of $1.00 per share (hereinafter called "Preferred Stock"); and (ii) 80,000,000 shares of common stock, of the par value of not in excess of $.80 per share (hereinafter called "Common Stock."); and

 "FURTHER RESOLVED, that each not in excess of eight (8) outstanding pre-amendment shares of Common Stock, par value $.10 per share, shall be combined into one (1) post-amendment share of Common Stock, par value of not in excess of $.80 per share, fractional shares being rounded up to the nearest whole share of post-amendment not in excess of $.80 par value Common Stock; holders of each of not in excess of eight (8) outstanding pre-amendment shares of par value $.10 Common Stock shall be entitled to receive one (1) post-amendment share of par value not in excess of $.80 per share Common Stock, plus one (1) post-amendment share of par value not in excess of $.80 per share Common Stock for any fractional share held after the foregoing combination; and

 "FURTHER RESOLVED, that all outstanding warrants and options to purchase Common Stock shall be modified such that the number of common shares issuable upon exercise of such warrants and options shall reflect the foregoing reverse split of pre-amendment par value $.10 Common Stock into post-amendment par value not in excess of $.80 per share Common Stock; and

 "FURTHER RESOLVED, that all outstanding debentures and preferred stock, if any, which are by their terms convertible into Common Stock shall be modified such that the number of common shares issuable upon conversion of such debentures and preferred stock shall reflect the foregoing reverse split of pre-amendment par value $.10 Common Stock into post-amendment par value not in excess of $.80 per share Common Stock."

                          FORWARD LOOKING STATEMENTS

      This Proxy Statement may contain "Forward Looking Statements," which are our expectations, plans, and projections which may or may not materialize, and which are subject to various risks and uncertainties. When used in this report, the words "plans," "believes," "expects," "anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. Factors which could cause actual results to materially differ from our expectations include the following: general economic conditions and growth in the high tech industry; competitive factors and pricing pressures; changes in product mix; the timely development and acceptance of new products; and other risks described from time to time in the our SEC filings. These forward-looking statements speak only as of the date of this Proxy Statement. We expressly disclaim any obligation or undertaking to release publicly any updates or changes in our expectations or any change in events, conditions or circumstances on which any such statement may be based, except as may be otherwise required by the securities laws.

                           QUORUM AND REQUIRED VOTE

      A majority of the issued and outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. An affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, a particular matter, present in person or represented by proxy, shall decide any question brought before such meeting. Voting will be by written ballot.

      Under Texas law and under our Articles of Incorporation and Bylaws, shares of the Common Stock represented in person or by proxy at the Special Meeting which abstain from voting on any matter are considered as being represented at the Special Meeting and entitled to vote on that matter. Such shares are therefore counted for the purpose of establishing a quorum but they are not counted for the purpose of establishing a minimum number of votes required to approve any matter. Only those shares voted for or against or which expressly abstained with respect to a particular matter are counted in the vote on that matter. As a result, such an abstention from voting has no effect on the voting on any particular matter. "Broker non-votes" and proxies that simply withhold the authority to vote are not considered as being represented at the Special Meeting and are therefore not counted in establishing a quorum.

                                OTHER MATTERS

      We do not expect any other matters to be presented for action by the shareholders at the Special Meeting.

      ALL PROXIES IN THE ACCOMPANYING FORM PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS GIVEN, SUCH PROXIES PROPERLY EXECUTED WILL BE VOTED "FOR" THE PROPOSAL SET FORTH HEREIN.

                                    By Order of the Board of Directors,

                                    /s/ Billy J. Robinson

                                    Billy J. Robinson
                                    Secretary
 August 13, 2001
 Dallas, Texas

                           Addendum - Form of Proxy

                       UNIVIEW TECHNOLOGIES CORPORATION
             PROXY SOLICITED BY DIRECTORS FOR SPECIAL MEETING
                            September 6, 2001

 The undersigned, having received the Notice of Special Meeting and Proxy Statement, hereby appoint(s) Neal J. Katz and Mal Mariam and each of them, proxies to represent the undersigned, with full power of substitution, at the Special Meeting of Shareholders of uniView Technologies Corporation, to be held on Thursday, September 6, 2001 at 4:30 P.M., Dallas time, at 17300 North Dallas Parkway, Suite 2050, Dallas, Texas 75248 and at any and all postponements or adjournments thereof:

                 (continued and to be signed on reverse side)
                          --------------------------
                       Please date, sign and mail your
                     proxy card back as soon as possible!

                       Special Meeting of Shareholders
                       UNIVIEW TECHNOLOGIES CORPORATION

                              September 6, 2001

               Please Detach and Mail in the Envelope Provided
                                  ----------
 A [X] Please mark your votes as indicated in this example.

      The directors recommend a vote FOR the proposal.

 1. Adoption of directors' proposal to amend the Articles of Incorporation of the Company to set its Common Stock to a par value not in excess of $.80, and to implement a reverse stock split not in excess of one (1) for eight (8).

      FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

      Unless otherwise specified in the squares provided, the proxies shall vote FOR Proposal #1.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE


 ____________________   ___________________________  Dated ____________, 2001
  (Signature)(Title)    (Signature if Held Jointly)

 NOTE:          Please sign exactly as name appears  above.  When shares  are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.